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                                                                      Exhibit 21

                                  SUBSIDIARIES
                                  ------------



Domestic Subsidiaries of the Company:
-------------------------------------


  Name of Subsidiary                            State of Incorporation
  ------------------                            ----------------------

  PCT International, Inc.                          Delaware

  Flavors Holdings, Inc.                           Delaware

  Pneumo Abex Corporation                          Delaware

  Concord Pacific Corporation                      Maine

  EVD Holdings Inc.                                Delaware

Foreign Subsidiaries of the Company:
------------------------------------

  Name of Subsidiary                               Jurisdiction
  ------------------                               ------------

  Mafco Establishment                              Liechtenstein

  EVD Holdings S.A.                                France

  Extraits Vegetaux Et Derives, S.A.               France

  Xianyang Concord Natural Products Co. Ltd.       Peoples Rep. of China

  Mafco Weihai Green Industry of Science and
    Technology Co. Ltd. (50% owned)                Peoples Rep. of China

  Rishmac Produce & Export Co. (45% owned)         Iran

  Boam Produce (Europe) Est. (45% owned)           Liechtenstein